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Metris Receivables, Inc.                                       Metris Master Trust                     Monthly Report
Certificateholder's Statement                                     Series 1996-1                              Nov-1998
Section 5.2                                      Class A         Class B        Class C        Class D          Total
(i)   Certificate Amount                     518,000,000.08  7,500,000.00   50,000,000.00 44,500,000.00   700,000,000.00
(ii)  Certificate Principal Distribution      34,533,333.33          0.00            0.00                  34,533,333.33
               Principal Per 1000               66.66666667    0.00000000      0.00000000
(iii) Certificate Interest Distributed         2,227,400.00     495,833.33     245,887.69                   2,969,121.02
               Interest Per 1000                 5.37500000     5.66666663     4.91775380
(iv) Principal Collections                    22,116,032.47   3,735,816.30   2,134,752.19  1,895,636.45    29,882,237.41
(v)  Finance Charge Collections                8,838,025.05   1,763,502.23   1,007,715.52    894,783.64     2,504,026.44
       Recoveries                                118,781.49      25,080.55      14,331.74     12,755.25       170,949.03
       Interest Earned on Accounts                     0.00           0.00           0.00          0.00             0.00
         Total Finance Charge Collections      8,956,806.54   1,788,582.78   1,022,047.26    907,538.89    12,674,975.47
      Total Collections                       31,072,839.01   5,524,399.08   3,156,799.45  2,803,175.34    42,557,212.88
(vi) Aggregate Amount of Principal Receivables                                                          3,462,332,366.28
       Invested Amount (End of Mth)          414,400,000.00  87,500,000.00  50,000,000.00 44,500,000.00   596,400,000.00
       Floating Allocation Percentage            11.9688105%     2.5271982%    1.4441132%    1.2852608%      17.2253827%
       Invested Amount (Beg. of Mth)         448,933,333.33   87,500,000.00 50,000,000.00 44,500,000.00   630,933,333.33
       Average Daily Invested Amount                                                                      618,185,232.23
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                   85.44% 3,098,368,494.64
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                 6.48%   234,863,483.03
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                2.46%    89,249,980.26
       90 Days and Over (60+ Days Contractually Delinquent)                                       5.62%   203,702,725.56
      Total Receivables                                                                         100.00% 3,626,184,683.49
(viii) Aggregate Investor Default Amount                                                                    6,574,641.54
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year                              12.94%
(ix)  Charge-Offs                                      0.00           0.00           0.00         0.00              0.00
(x)   Servicing Fee                                                                                         1,016,336.07
(xi)  Pool Factor                                 0.5333333      1.0000000      1.0000000
(xii) Unreimbursed Reallocated Principal Collections                  0.00           0.00         0.00              0.00
(xiii) Excess Funding Account Balance                                                                               0.00
         Prefunding Account Balance                                                                                 0.00
(xiv) Class C Reserve Amount                                                                               35,000,000.00
         Class C Reserve Account Balance                                                                   17,500,000.00
         Class C Trigger Event Occurrence                                                                       Yes
Average Net Portfolio Yield                                                                                     12.0062%
Minimum Base Rate                                                                                                8.4385%
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